EXHIBIT 99.9

      Contact     Jeffery M. Jonas, MD                Thomas Redington
                  Chief Executive Officer             203/222-7399
                  816/960-1333                        212/926-1733

            AVAX OF KANSAS CITY GRANTED BUILDING LOAN IN PHILADELPHIA

                       Kansas City Firm To Design Facility

      KANSAS CITY, MO APR. 14 - AVAX Technologies, Inc. (Nasdaq: AVXT) announced it has received authorization from Philadelphia's Economic Development Corporation for a $150,000 Economic Stimulus Mortgage Loan, at a fixed interest rate of 3 percent, to assist the company in establishing its GMP manufacturing facility there. The loan is subject to negotiation and execution of definitive documentation.

      The 12,000-square-foot facility is being designed and built out by CRB, a Kansas City-based engineering consulting firm.

      In late December 1997, in conjunction with the company's earlier announced plans to enter Phase III clinical trials for M-Vax(TM), its AC Vaccine(TM) technology for melanoma, the company signed a lease agreement for space in Philadelphia sufficient for the establishment of this manufacturing facility. Initially the facility will be used for clinical manufacturing, although the company will have the option to expand the facility for commercial manufacturing of AC Vaccines at a later date.

      As previously reported, AVAX believes M-Vax to be the first therapeutic cancer vaccine to show a substantial increase in the survival rate for patients with stage 3 melanoma. The company also believes the AC Vaccine technology to have application in other cancers, and is currently treating post-surgical stage 3 ovarian cancer patients with O-Vax(TM), its AC Vaccine for ovarian cancer, in a Phase I/II clinical trial. The manufacturing facility, once completed, will also be used for clinical manufacturing of O-Vax.

      Jeffrey M. Jonas, MD, president and chief executive officer of AVAX said, "Construction of this facility is an important step in our strategic plan to become a fully integrated biopharmaceutical company, and we are very appreciative of the support we have received from the City of Philadelphia."

      AVAX Technologies, Inc. is a development-stage biopharmaceutical company that acquires rights to and is developing technologies and products for the treatment of cancer and other life-threatening diseases. The company has focused its initial efforts primarily on the development of immunotherapies and chemotherapies for cancer. Immunotherapy is a rapidly developing segment of the cancer therapeutic market.

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      Except for statements that are historical, the statements in this release are "forward-looking" statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements involve significant risks and uncertainties, and in light of the significant uncertainties inherent in such statements, the inclusion of such information should not be regarded as a representation by AVAX that the objectives and plans of the company will be achieved; in


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fact, actual results could differ materially from those contemplated by such forward-looking statements. Many important factors affect the company's ability to achieve the stated outcomes and to successfully develop and commercialize its product candidates, including, among other things, the ability to obtain substantial additional funds, obtain and maintain all necessary patents or licenses, to demonstrate the safety and efficacy of product candidates at each state of development, to meet applicable regulatory standards and receive required regulatory approvals, to meet obligations and required milestones under its license agreements, to be capable of producing drug candidates in commercial quantities at reasonable costs, to compete successfully against other products, and to market products in a profitable manner, as well as other risks detailed from time to time in AVAX's public disclosure filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997. AVAX does not undertake any obligation to publicly release any revisions to these forward-looking statements or to reflect the occurrence of unanticipated events.


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